Exhibit 99.3

Revolution Lighting Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

As of June 30, 2013 and for the periods ended June 30,2013 and December 31, 2012

REVOLUTION LIGHTING TECHNOLOGIES, INC.

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Consolidated Financial Statements

Basis of Presentation

On August 22, 2013 and December 20, 2012, respectively Revolution Lighting Technologies, Inc. (“Revolution”) completed its acquisitions of Relume Technologies Inc. and Seesmart Technologies Inc. (“Seesmart”). The following unaudited pro forma condensed consolidated financial statements have been prepared to give pro forma effect to the completed acquisitions, which were accounted for as purchases, as if the acquisitions and the related issuances of Revolution’s common stock, Series C preferred stock, Series D preferred stock and Series F preferred stock, and the repayment of Seesmart’s outstanding convertible notes payable and the settlement of Relume’s outstanding debt had occurred on January 1, 2012 for the preparation of the pro forma income statement and, with respect to the Relume acquisition, as of June 30, 2013 for the preparation of the pro forma balance sheet.

The unaudited pro forma condensed consolidated financial statements include a balance sheet as of June 30, 2013 and statements of operations for the six months ended June 30, 2013 and the year ended December 31, 2012. The unaudited pro forma condensed consolidating balance sheet was derived from the respective historical unaudited condensed consolidated balance sheets of Revolution and Relume as of June 30, 2013. The unaudited pro forma condensed consolidated statements of operations were derived from the respective historical unaudited statements of operations of Revolution and Relume for the six months ended June 30, 2013, the respective audited historical consolidated financial statements for the year ended December 31, 2012 and the unaudited consolidated financial statements of Seesmart for the period from January 1, 2012 to December 20, 2012.

The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of Relume and related transactions as if they had occurred on June 30, 2013. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2013 and for the year ended December 31, 2012 gives effect to the acquisitions and related transactions as if they had occurred on January 1, 2012.

The unaudited pro forma condensed consolidated financial statements, and the accompanying notes, should be read in conjunction with Revolution’s historical financial statements and related notes, Revolution’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s 2012 Annual Report on Form 10K and Quarterly Reports on Form 10-Q for the quarters ended March 31,2013 and June 30,2013, Seesmart’s historical consolidated financial statements included in the Company’s Current Report on Form 8-K/A filed on March 22, 2013 , and Relume’s historical consolidated financial statements included elsewhere in this Current Report on Form 8-K/A.

The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes and are not indicative of what the financial position might have been or what results of operations might have been achieved had the acquisitions and related transactions occurred as of the dates indicated or the financial position or results of operations that might be achieved for any future period.

Revolution Lighting Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(In Thousands, Except Per Share Data)

	June 30, 2013
	Historical Revolution	Historical Relume	Relume Corp Deconsolidation		Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$5,347	$969	$(2)	3F	$(252)	3B	$6,062
Trade accounts receivable, net	6,069	1,015	—		—		7,084
Inventories, net	2,113	2,047	—		—		4,160
Other current assets	799	27	—		—		826

Total current assets	14,328	4,058	(2)		(252)		18,132
Property and equipment, net	254	577	—		—		831
Goodwill	10,166	—	—		7,022	3C	17,188
Other intangible assets, net	11,674	—	—		3,900	3C	15,574
Other assets, net	31	30	—		—		61

Total assets	$36,453	$4,665	$(2)		$10,670		$51,786

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,649	$2,335	$—		$—		$6,984
Accrued liabilities	1,117	1,604	(790)	3F	(280)	3E	1,651
Current portion of long term debt and capital leases	—	1,883	(761)	3F	(1,059)	3E	63
Borrowings under line of credit	—	674	—		(674)	3E	—
Deferred revenue	41	—	—		—		41
Customer deposits	247	—	—		—		247
Seesmart purchase price obligations	663	—	—		—		663

Total current liabilities	6,717	6,496	(1,551)		(2,013)		9,649

Deferred revenue	110	—	—		—		110
Dividends payable	533	—	—		—		533
Long term debt and capital leases	—	4,720	—		(4,642)	3E	78

Total liabilities	7,360	11,216	(1,551)		(6,655)		10,370

Series E convertible redeemable preferred stock	$5,599	$—	$—		$—		$5,599
Series F convertible redeemable preferred stock	—	—	—		5,100	3A	5,100

Stockholders’ Equity:
Preferred stock, Series C convertible	$9,936	$—	$—		$—		$9,936
Preferred stock, Series B convertible	—	—	—		—	3A	—
Relume preferred stock	—	4	—		(4)	3D	—
Common stock	80	1	—		1	3D	82
Additional paid-in capital	74,220	22,544	—		(15,323)	3D	81,441
Accumulated deficit	(60,742)	(29,100)	1,549	3F	27,551	3D	(60,742)

Total stockholders’ equity	23,494	(6,551)	1,549		12,225		30,717

	$36,453	$4,665	$(2)		$10,670		$51,786

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Revolution Lighting Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In Thousands, Except Per Share Data)

	For the Six Months Ended June 30, 2013
	Historical Revolution	Historical Relume	Relume Corp, Deconsolidation		Pro Forma Adjustments		Pro Forma Consolidated
Revenue	$13,669	$3,906	$—		$—		$17,575
Cost of sales	7,423	2,928	—		101	3G	10,452

Gross profit	6,246	978	—		(101)		7,123

Operating expenses:
Selling, general and administrative	9,675	2,753	66	3F	94	3G	12,588
Research and development	780	287	—		—		1,067

Total operating expenses	10,455	3,040	66		94		13,655

Operating income (loss)	(4,209)	(2,062)	(66)		(195)		(6,532)

Non-operating income (expense):
Change in fair value of embedded derivative	(6,990)	—	—		—		(6,990)
Interest expense	—	(345)	61	3F	277	3I	(7)
Gain on bargain purchase price of business	743	—	—		—		743
Other income (expense)	3	(3)	—		—		—

Total non-operating income (expense), net	(6,244)	(348)	61		277		(6,254)

Loss from continuing operations	$(10,453)	$(2,410)	$(5)		$82		(12,786)

Loss from continuing operations attributable to common shareholders	$(13,223)	$(2,410)	$(5)		$(43)	3A	$(15,681)

Basic and diluted loss from continuing operations per common equivalent share attributable to common stockholders	$(0.17)						$(0.20)

Basic and diluted weighted average shares outstanding	77,286				2,180	3K	79,466

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Revolution Lighting Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In Thousands, Except Per Share Data)

	For the Year Ended December 31, 2012
	Historical Revolution	Seesmart 1/1/12 – 12/20/12	Pro Forma Adjustments		Subtotal	Relume 2012	Relume Corp. Deconsolidation		Pro Forma Adjustments		Pro Forma Consolidated
Revenue	$4,481	$7,130	$—		$11,611	$6,874	$—		$—		$18,485

Cost of sales	4,705	4,843	—		9,548	5,015	—		202	3G	14,765

Gross profit	(224)	2,287	—		2,063	1,859	—		(202)		3,720

Operating expenses:

Selling, general and administrative	5,241	6,581	892	3H	12,714	6,033	210	3F	188	3G	19,145

Research and development	555	718	—		1,273	651	—		—		1,924
Impairment expense	3,397	—	—		3,397	—	—		—		3,397

Total operating expenses	9,193	7,299	892		17,384	6,684	210		188		24,466

Operating income (loss)	(9,417)	(5,012)	(892)		(15,321)	(4,825)	(210)		(390)		(20,746)

Non-operating income (expense):
Gain on debt restructuring	1,048	—	—		1,048	—	—		—		1048
Interest expense	(210)	(198)	198	3J	(210)	(497)	123	3F	358	3I	(226)

Other income (expense)	1	—	—		1	(8)	—		—		(7)

Total non-operating income (expense), net	9	(198)	198		839	(505)	123		358		815

Loss from continuing operations	$(8,578)	$(5,210)	$(694)		$(14,482)	$(5,330)	$(87)		$(32)		$(19,931)

Loss from continuing operations attributable to common shareholders	$(13,803)	$(5,210)	$(694)		$(19,707)	$(5,330)	$(87)		$(1,601)	3A	$(26,725)

Basic and diluted loss per common share loss from continuing operations attributable to common stockholders	$(0.63)				$(0.66)						$(0.83)

Basic and diluted weighted average shares outstanding	22,065		7,847	3K	29,912				2,180	3K	32,092

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Revolution Lighting Technologies, Inc.

Notes to Unaudited Pro Forma Condensed Consolidating Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated statements of income of Revolution Lighting Technologies, Inc. (“Revolution “) as of and for the six months ended June 30, 2013 and the year ended December 31, 2012 reflect the acquisition of Relume Technologies, Inc. (“Relume”) and the related issuances of common stock and Series F preferred stock , and the settlement of Relume’s existing debt as if they had occurred on June 30, 2013 for balance sheet purposes and January 1, 2012 for income statement purposes. The unaudited pro forma condensed consolidated statements of income of Revolution for the six months ended June 30, 2013 and the year ended December 31, 2012 also give effect to the acquisition of Seesmart Technologies Inc. (“Seesmart”) the related issuances of common stock, Series C convertible preferred stock and Series D preferred stock, and the repayment of Seesmart’s convertible notes as if they had been completed on January 1, 2012. The acquisition of Seesmart has been reflected in the historical consolidated financial statements of Revolution after December 21, 2012.

The unaudited pro forma condensed consolidated statements of income and unaudited pro forma condensed consolidated balance sheet were derived by adjusting Revolution’s historical financial statements for the acquisition of Relume and Seesmart for the dates and periods indicated. The unaudited pro forma condensed consolidated balance sheet and condensed consolidated statements of income are provided for informational purposes only and are not indicative of Revolution’s financial position or results of operations had the transactions been consummated on the dates or for the periods indicated or financial position or results of operations for any future period or date.

The unaudited pro forma condensed consolidated financial statements, and the accompanying notes, should be read in conjunction with Revolution’s historical financial statements and related notes, Revolution’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s 2012 Annual Report on Form 10K and Quarterly Reports on Form 10-Q for the quarters ended March 31,2013 and June 30,2013, Seesmart’s historical consolidated financial statements included in the Company’s Current Report on Form 8-K/A filed on March 22, 2013 , and Relume’s historical consolidated financial statements included elsewhere in this Current Report on Form 8-K/A.

Note 2. Acquisition of Relume

The unaudited pro forma condensed consolidated financial statements reflect a preliminary purchase price $11.6 million consisting of cash of $4.3 million (net of preliminary working capital adjustment of $0.7 million) which was financed from the proceeds of the issuance of Revolution’s Series F convertible redeemable preferred stock, and the issuance of 2.2 million shares of common stock valued at $ 7.3 million on the date of the acquisition. Approximately $0.7 million of the proceeds from the issuance of the Series F convertible redeemable preferred stock was retained by the Company for working capital purposes. The purchase price is subject to adjustment based on actual working capital, as defined, which is to be finalized within 80 days of the closing date.

In the accompanying June 30, 2013 unaudited pro forma condensed consolidated balance sheet, the total purchase price has been preliminarily allocated to the tangible and identifiable intangible assets and the liabilities of Relume based on preliminary estimated fair values as of the date of the acquisition in accordance with the acquisition method of accounting and includes preliminary estimated fair values of technology of $2.0 million, trademarks and tradenames of $1.2 million and customer relationships of $0.7 million. Preliminarily the pro forma excess of the purchase price over the fair value of acquired assets and liabilities (goodwill) is $7.0 million.

The pro forma adjustments made herein are based upon management’s preliminary estimates of the value of the tangible and intangible assets acquired. These estimates are subject to finalization. Final allocation may differ materially from the estimates reflected in these pro forma condensed consolidated financial statements

Note 3. Pro Forma Adjustments

A – The pro forma balance sheet reflects the issuance of Series F preferred stock to fund the acquisition. The Series F convertible redeemable preferred stock is stated at its redemption amount which includes a redemption premium of $100,000. The pro forma loss from continuing operations attributable to common stockholders for the year ended December 31, 2012 and the six months ended June 30, 2013 reflect adjustments for the Series F redemption premium referred to above, as well accrued dividends on the Series C and Series F preferred stock of approximately $1.5 million and $125,000, respectively.

B – Reflects the elimination of Relume cash retained by the sellers, net of $0.7 million of cash from the proceeds of from the issuance of the Series F Convertible redeemable preferred stock.

C – Reflect the allocation of the excess of the purchase price over the net assets of acquired of $10.9 million to identifiable intangible assets of $3.9 million and goodwill of $7.0 million.

D – Reflects the elimination of Relume’s historical equity accounts, the issuance of approximately 2.2 million shares of common stock valued at $7.3 million as of the date of acquisition, and the accretion of the redemption premium of $100,000 on the Series F convertible redeemable preferred stock.

E – Settlement of Relume’s outstanding debt and accrued interest from the proceeds of the merger consideration.

F – Reflects the deconsolidation of Relume Corporation, a previously controlled wholly owned subsidiary, which filed a petition for liquidation under Chapter 7 of the Bankruptcy Code prior to the closing of the acquisition of Relume, in accordance with the terms of the merger agreement. The Company’s investment in, and intercompany receivables from Relume Corporation have been assigned no value. The Company’s obligation for royalties payable to Relume Corporation have been reflected as a liability and as an expense.

G – The pro forma adjustment records amortization on the intangible assets acquired in connection with Relume acquisition. The pro forma amortization reflects a preliminary estimated of useful life which is consistent with the timing of the underlying cash flows. The preliminary estimated useful lives are 12 years for trade names and trademarks, 10 years for customer relationships and technology.

H – Record amortization of intangible assets acquired in connection with the Seesmart acquisition in accordance with amortization period described in the historical financial statements.

I – Reduction in interest expense due to settlement of Relume debt. The pro forma adjustment removes interest expense incurred by Relume on the debt extinguishes at closing during the applicable periods.

J – Reduction of interest expense due to settlement of Seesmart convertible debt. The pro forma adjustment removes historical interest expense incurred in the applicable periods

K – The weighted average shares outstanding have been increased to reflect the 7,740,893 shares issued or to be issued in connection with the Seesmart acquisition, and 2,179,545 shares issued or to be issued in connection the Relume acquisition.

Note 3- Acquisition related and other charges

The pro forma net loss for the year ended December 31, 2012 excludes Seesmart’s charges of $1.9 million related to fees incurred by the sellers for the sale of the business and $0.5 million charge for a change in control premium on Seesmart’s convertible debt. The pro forms net loss for the six months ended June 30, 2013 exclude transaction costs incurred by the Relume sellers of $0.4 million and, change in control payments made to employees of Relume in connection with a plan established by the sellers prior to the acquisition of $ 0.7 million, a loss of approximately $ 4.2 million related to the settlement of outstanding debt by the sellers in connection with the sale of Relume and an estimated gain of approximately $ 1 .6 million resulting from the deconsolidation of Relume Corp.

The pro forma results of operations includes a charge of $7.0 million for the change in fair value of an embedded derivative and a gain on the purchase of a business of $0.7 million for the six months ended June 30, 2013, an impairment charge of $3.9 million and a gain on the extinguishment of debt of $1.0 million for the year ended December 31, 2012, as well as a pre acquisition loss on extinguishment of debt of $1.7 million incurred by Seesmart in 2012.

Note 4- Income taxes

No deferred income taxes or provision for income taxes have been recorded as the net deferred tax assets, including net operating losses, have been fully offset by a valuation allowance